Exhibit 99.2

Š TV AMMO, INC. INNOVATION REIMAGINED. Investor Presentation: October 2022 DRAFT 10.29.2022

TV AMMO, INC. Disclaimer This investor presentation (this “ Presentation ”) has been prepared for use in connection with a potential business combination (the “ Business Combination ”) between Breeze Holdings Acquisition Corp . (“ SPAC ”) and TV Ammo, Inc . (“ Target ” and together with SPAC, the “ Parties ”) . This Presentation is for information purposes only and may not be reproduced or redistributed, in whole or in part, without the prior written consent of the Parties . This Presentation does not and, if hereafter supplemented, will not be all inclusive or contain all of the information that may be required to evaluate the Business Combination . The Parties reserve the right to update or supplement the information provided in this Presentation but disclaim any obligation to do so . You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment, or action whatsoever, with respect to the Business Combination or otherwise . You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and you must make your own investment decision and perform your own independent investigation and analysis of the Parties and the Business Combination . To the fullest extent permitted by law, in no circumstances will either Party or any of their respective affiliates, officers, directors, employees, representatives, advisors or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith . The information in this Presentation is highly confidential . This Presentation shall remain the property of the Parties, and the distribution or disclosure of this Presentation by you to any other person is unauthorized except to your affiliates, officers, directors, employees, representatives, advisors or agents who have a need to receive this Presentation in connection with evaluating the Business Combination and who have been advised of, and have agreed to abide by, the confidentiality obligations described herein . Any unauthorized disclosure, forwarding, reproduction or photocopying, or alteration of the contents, of this Presentation or any portion thereof is prohibited . You shall keep this Presentation and its contents confidential, shall not use this Presentation or its contents for any purpose other than as expressly authorized by the Parties and shall be required to return or destroy all copies of this Presentation or portions thereof in your possession promptly following a request by the Parties . By accepting delivery of this Presentation, you are deemed to agree to the foregoing confidentiality requirements . Any unauthorized distribution or reproduction of any part of this Presentation may result in a violation of the United States Securities Act of 1933 , as amended (the “ Act ”) . Neither Party nor any of their respective affiliates, officers, directors, employees, representatives, advisors or agents makes any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this Presentation or any oral information provided in connection herewith, or any data it generates, or that any transaction has been or may be effected on the terms or in the manner stated or implied by this Presentation, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any, and the Parties accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information . The Parties and their respective affiliates, officers, directors, employees, representatives, advisors, and agents expressly disclaim any and all liability which may be based on this Presentation and any errors therein or omissions therefrom . This Presentation and the information contained herein do not constitute : (a) (i) a solicitation of a proxy, consent or authorization with respect to any securities in respect of the Business Combination or (ii) an offer to sell or exchange or the solicitation of an offer to buy or exchange any security, commodity or instrument or related derivative, nor shall there be any sale of any securities, commodities or instruments or related derivatives in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction or (b) an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies .

TV AMMO, INC. Disclaimer You should not construe the contents of this Presentation as legal, regulatory, tax, accounting or investment advice or a recommendation . We recommend that you seek independent third party legal, regulatory, business, financial, accounting and tax advice regarding the contents of this Presentation . This Presentation does not constitute and should not be considered as any form of financial or fairness opinion or recommendation by either Party or any of their respective affiliates, officers, directors, employees, representatives, advisors or agents . This Presentation is not a research report . By accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision . This Presentation is for distribution only to persons reasonably believed to be sufficiently expert to understand the risks involved in the Business Combination . You should determine the economic risks and merits, as well as the legal, regulatory, business, financial, accounting and tax characterizations and consequences of the Business Combination and independently determine that you are able to assume the risks associated with the foregoing . By accepting delivery of this Presentation, you acknowledge that you have been advised that (a) neither Party is providing you any legal, regulatory, business, financial, accounting or tax advice, (b) you understand that there will be legal, regulatory, business, financial, accounting and tax risks associated with the Business Combination, (c) you should receive legal, regulatory, business, financial, accounting and tax advice from advisors with appropriate expertise to assess relevant risks and (d) you should apprise senior management in your organization as to the legal, regulatory, business, financial, accounting and tax advice (and, if applicable, risks) associated with the Business Combination and these disclaimers as to these matters . You confirm that you are not relying upon the information contained herein to make any decision . NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“ SEC ”) NOR ANY STATE OR TERRITORIAL SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THIS PRESENTATION OR DETERMINED THAT IT IS TRUTHFUL OR COMPLETE . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE . Forward - Looking Statements This Presentation contains certain “forward - looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 , Section 27 A of the Act and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements other than statements of historical fact contained in this Presentation, including, but not limited to, statements as to the transactions contemplated by the Business Combination and related agreements, the benefits or timing of the Business Combination, the effects of regulations, projected future results of operations and financial position, revenue and other metrics, planned products and services, business strategy and plans, objectives of management for future operations, market size and growth opportunities, competitive position and technological and market trends, are forward - looking statements . Some of these forward - looking statements can be identified by the use of forward - looking words, including, but not limited to, “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast,” “strategy,” and “opportunity” or the negatives of these terms or variations of them or similar expressions . All forward - looking statements are subject to risks, uncertainties, and other factors (including those which are beyond the control of either Party) which could cause actual results to differ materially from those expressed or implied by such forward - looking statements .

TV AMMO, INC. Disclaimer All forward - looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by the Parties, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations, which include, but are not limited to : (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements executed by the Parties with respect to the Business Combination ; (b) the outcome of any legal proceedings that may be instituted against either Party or the combined company, or any of their respective directors or officers, following the announcement of the Business Combination and the transactions contemplated thereby ; (c) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of either Party, or to satisfy other conditions to closing of the Business Combination, including the satisfaction of the minimum trust account amount following redemptions by SPAC’s public stockholders ; (d) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining applicable regulatory approvals for the Business Combination ; (e) the ability to meet or maintain the Nasdaq Stock Market’s listing standards prior to or following the consummation of the Business Combination ; (f) the risk that the announcement or consummation of the Business Combination disrupts current plans and operations of either Party ; (g) the inability to recognize the anticipated benefits of the Business Combination ; (h) the ability of the combined company to successfully increase market penetration into its target markets, to execute on its business strategy or to compete effectively ; (i) the addressable markets that the Parties intend to target do not grow as expected ; (j) the loss of any key executives ; (k) the loss of any relationships with key suppliers or customers (as may be applicable) or the inability to attract and retain customers ; (l) the inability to protect patents and other intellectual property ; (n) costs related to the Business Combination ; (o) changes in applicable laws or regulations ; (p) the possibility that either Party or the combined company may be adversely affected by other economic, business and/or competitive factors ; (q) the Parties’ estimates of growth and projected financial results and meeting or satisfying the underlying assumptions with respect thereto ; (r) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of either Party’s securities ; (s) the risk that the transaction may not be completed by SPAC’s business combination deadline (as may be extended pursuant to SPAC’s governing documents) ; (t) the impact of the novel coronavirus disease pandemic, including any mutations or variants thereof, and its effect on business and financial conditions ; and (u) other risks and uncertainties set forth in the sections entitled “ Risk Factors ” and “ Cautionary Note Regarding Forward - Looking Statements ” in SPAC’s Form S - 1 (File No . 333 - 249677 ), quarterly report on Form 10 - Q for the period ended June 30 , 2022 and, when available, the registration statement to be filed with the SEC in connection with the Business Combination, which will include a document that serves as a preliminary prospectus and proxy statement of SPAC, referred to as a proxy statement/prospectus, and other documents filed or to be filed from time to time with the SEC in connection with the Business Combination . The foregoing list is not exhaustive, and new risks may emerge from time to time . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements . Nothing in this Presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved . You should not place undue reliance on forward - looking statements, which speak only as of the date they are made . Neither Party, nor any of their respective affiliates, gives any assurance that the combined company will achieve its currently expected results . Neither Party nor the combined company undertakes any duty to update or revise these forward - looking statements, except as otherwise required by law .

TV AMMO, INC. Disclaimer Use of Projections This Presentation may contain financial forecasts of the Parties and the combined company which are based on currently available information and estimates . Neither Party nor its independent auditors, nor the independent registered public accounting firm of either Party, has audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, none of the foregoing has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation . These projections are forward - looking statements and should not be relied upon as being necessarily indicative of future results . The projected financial information contained in this Presentation constitutes forward - looking information, and neither Party nor the combined company undertakes any duty to update or revise the projected financial information . The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive, and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . See the section titled “ Forward - Looking Statements ” above . Accordingly, there can be no assurance that the prospective results are indicative of future performance or that actual results will not differ materially from the results presented in the prospective financial information contained in this Presentation . Actual results may differ materially from the results contemplated by the projected financial information contained in this Presentation . The inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved . Financial Information Certain financial information and data contained in this Presentation is unaudited and may not conform to Regulation S - X . Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed with the SEC in connection with the Business Combination and the preliminary proxy statement/prospectus contained therein . Trademarks Each Party owns or has rights to various trademarks, service marks, copyrights, trade names and products that they use in connection with the operation of its business . This Presentation may also contain trademarks, service marks, copyrights, trade names or products of other companies, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, copyrights, trade names or products in this Presentation is not intended to and does not imply a relationship with either Party, or an endorsement or sponsorship by or of either Party . Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM , SM , © or ® symbols, but such references are not intended to indicate, in any way, that each Party will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable owners, if any, to these trademarks, service marks, copyrights, trade names and products .

TV AMMO, INC. Disclaimer Industry and Market Data This Presentation contains and relies on certain information obtained from third - party sources and the internal sources . This information involves many assumptions and limitations ; therefore, there can be no guarantee as to the accuracy or reliability of such assumptions, and you are cautioned not to give undue weight to this information . Further, no representation or warranty, express or implied, is made by either Party as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or any other information contained herein, and to the fullest extent permitted by law, the Parties hereby disclaim any responsibility or liability for any direct, indirect or consequential loss or loss of profit arising from the use of such information . Any data on past performance or modelling contained herein are not an indication as to future performance . Neither Party nor any of their respective affiliates, officers, directors, employees, representatives or advisors has independently verified the accuracy or completeness of any such third - party information . Similarly, other third - party survey data and research reports commissioned by the Parties, while believed to be reliable, are based on limited sample sizes and have not been independently verified by either Party . In addition, projections, assumptions, estimates, goals, targets, plans and trends of the future performance of the industry in which Target operates, and its future performance, are necessarily subject to uncertainty and risk due to a variety of factors, including those described above . These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by the Parties . Additional Information and Where to Find It The Parties intend to file a definitive proxy statement/prospectus of SPAC with the SEC in connection with the Business Combination (the “ Definitive Proxy Statement/Prospectus ”) . The Definitive Proxy Statement/Prospectus will be sent to all stockholders of SPAC and Target as of a record date to be established . The Parties will also file other documents regarding the Business Combination with the SEC . Before making any voting or other investment decision, investors and security holders of SPAC and Target are urged to read the Definitive Proxy Statement/Prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Business Combination as they become available because they will contain important information about the Parties and the Business Combination . Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement/Prospectus and all other relevant documents filed or that will be filed with the SEC by the Parties in connection with the Business Combination through the website maintained by the SEC at www . sec . gov . Participants in the Solicitation The Parties and certain other parties to the definitive agreement executed in connection with the Business Combination, and certain of their respective directors, executive officers and other members of management and employees, may, under SEC rules, be deemed to be participants in the solicitation of proxies from SPAC’s stockholders in connection with the Business Combination . A list of the names of such persons and information regarding their interests in the Business Combination will be contained in the Definitive Proxy Statement/Prospectus when available . You may obtain free copies of these documents free of charge by directing a written request to SPAC at doug@breezeacquisition . com . This Presentation does not contain all the information that should be considered in connection with the Business Combination . It is not intended to form any basis of any investment decision or any decision in respect to the Business Combination .

Š TV AMMO, INC. INNOVATION REIMAGINED. SECTION I Executive Summary

8 TV AMMO, INC. Strategic Partnership with Breeze Holdings Acquisition Corporation EXECUTIVE SUMMARY Key Management • SPAC Overview : Breeze Holdings Acquisition Corporation (NASDAQ : BREZ) is a publicly - listed special purpose acquisition company with approximately $ 17 . 7 M in cash . 1 • Valuation : Company pro forma equity value of approximately $ 1 . 234 billion (with 15 % subject to earnout milestones) . 2 • Structure : True Velocity will merge into a wholly - owned subsidiary of Breeze Holdings . Post - merger Breeze Holdings will be renamed True Velocity Inc . and be listed on Nasdaq . • Ownership : Existing True Velocity shareholders : 90 . 6% , New Capital : 5 . 0% , SPAC public & sponsor shares : 4 . 4% . • Closing Cash Conditions : $ 30 million of cash on hand (combination of debt and equity) . Use of proceeds will be primarily used to increase manufacturing capacity to 50 - 60 million rounds in 2023 to meet growing demand . • Timing : The transaction has been unanimously approved by the boards of directors of both True Velocity and Breeze Holdings and is expected to close 1 Q 23 , subject to customary closing conditions and any required regulatory approvals . • Management and Board Composition : Upon completion of the transaction, True Velocity will continue to be led by Kevin Boscamp, Chris Tedford, and Craig Etchegoyen . The Board will consist of True Velocity’s CEO, four directors designated by TV Ammo, Inc . and two directors designated by Breeze Holdings . Breeze and True Velocity Partnership Combines Public Company Experience and Sector Expertise Transaction Details Name And Position Industry Experience Doug Ramsey, Ph.D. Chairman, CEO ~25 Years Russ Griffin Director and President ~35 Years Kevin Boscamp Founder, Chairman & Co - Chief Executive Officer ~25 Years Chris Tedford Co - Chief Executive Officer & Board Member ~30 Years Craig Etchegoyen President, Chief IP Officer & Board Member ~25 Years Breeze Holdings True Velocity (1) Accounting for redemptions at SPAC extension vote that took place on September 13 , 2022 . (2) 15 % of this value is subject to earnout milestones : tranche 1 ( 7 . 5 % of shares) earned if stock trades at or above $ 12 . 50 for 20 out of 30 trading days and tranche 2 ( 7 . 5 % of shares) earned if stock trades at or above $ 15 for 20 out of 30 trading days . In the event tranche 2 is triggered first, then tranche 1 will be adjusted from $ 12 . 50 to $ 13 . 50 . Both tranches subject to 3 - year expiration period .

9 TV AMMO, INC. Key Investment Highlights True Velocity’s innovative approach to manufacturing and novel product development, among other attributes, positions the Company as a truly unique investment opportunity EXECUTIVE SUMMARY Innovative, Technology - Driven, Sole - Sourced Manufacturing Process We believe that True Velocity’s proprietary automated manufacturing capabilities enable scalability and leverage technology to maximize production capacity and efficiencies Proprietary Technology Supported by a Substantial IP Portfolio A significant IP portfolio that we estimate is worth multiple times invested capital strategically positions True Velocity to become the leading disruptor in the ammunition and manufacturing market and facilitates global licensing opportunities Significant Advancement in Performance True Velocity has identified approximately 30 attributes that positively differentiate its composite rounds as compared to traditional brass rounds Considerable and Undersupplied Global Defense and Commercial Markets The global addressable market for True Velocity is approximately $24 billion annually, representing significant growth opportunities in a historically trailing - edge landscape poised for disruption World Class Leadership Team with Significant Domain Expertise True Velocity is led by a deep bench of industry leaders with a strategic vision to drive growth and profitability over the decades through an ever - evolving landscape using LEAN, Six Sigma, and TQM principles Attractive Financial Trajectory True Velocity’s manufacturing innovations, combined with an annual recurring revenue streams are expected to drive a strong growth trajectory with significant profitability potential

10 TV AMMO, INC. Introduction to True Velocity EXECUTIVE SUMMARY Delivering Innovation Through Proprietary Technology and Processes Company Snapshot Headquarters Garland, Texas Year Founded 2012 Employees ~110 Patents 300+ 2023P Exit Run - Rate Production Capacity 60+ million rounds Total Capital Raised to Date ~$150+ million Combined Market Opportunity ~$24 billion • TV Ammo, Inc. (“True Velocity” or the “Company”) is an advanced technology manufacturing company currently focused on revolutionizing the ammunition industry using composite materials • Cutting - edge, software - intensive technology and a significant intellectual property portfolio, backed by approximately 300 issued and pending patents, enable True Velocity to re - imagine the materials and processes used in ammunition manufacturing • True Velocity’s automated manufacturing process and proprietary design employ high - precision production methods transplanted from industries such as the pharmaceutical, medical device, aerospace, and semiconductor industries • The Company’s scalable and modular production solutions enable on - demand and distributive manufacturing • True Velocity’s management team and advisory board identified the global ammunition industry as an ideal entry point for commercialization of the Company’s advanced manufacturing process • True Velocity recently entered a long - term strategic partnership with Great Outdoors Group, LLC (owner of Bass Pro Shops and Cabela’s, herein referred to as “Bass Pro”) o Initially, Bass Pro will consume the majority of True Velocity’s small - caliber ammunition production. The Company is seeking capital in connection with the deSPAC transaction to expand product offerings and associated capacity growth to support both commercial and global defense opportunities • True Velocity anticipates licensing its technology globally to companies and countries • The significant advantages of the Company’s proprietary composite cartridge, made possible by the highly - precise injection molding and assembly process, position True Velocity to disrupt the ammunition industry and replace antiquated, less - efficient brass cartridges

11 TV AMMO, INC. Advanced Solutions to an Antiquated Global Industry True Velocity’s reimagined approach to manufacturing brings state - of - the - art technology to an age - old industry EXECUTIVE SUMMARY Legacy Manufacturers Inefficiently Produce, Store, and Transport Munitions Ammunition Has Gradually Evolved, but Has Not Experienced Any Revolutionary Change in 175+ Years True Velocity Replaces World War II Era Equipment and Manufacturing Processes With Next - Generation Solutions True Velocity Ammunition Has Been Validated By U.S. Retailers, and Has Been Tested and Safety Certified by the U.S. DoD and Independent Facilities True Velocity’s Composite Product Outperforms Brass Cartridges – TV Cartridges are Lighter, More Accurate, Transfer Less Heat, and Are Expected To Be Compatible With Current and Future Weapon Systems Advanced, Consumable Ammunition Provides Lucrative Recurring Revenue Streams

12 TV AMMO, INC. Exclusive Opportunity with Bass Pro Shops The Company maintains active dialogue with its top customer after successfully exceeding expectations EXECUTIVE SUMMARY Relationship Overview Representative Products • True Velocity has signed a 3 to 5 - year contract, with additional strategic opportunities over the following 7 years, with Bass Pro aimed at revolutionizing ammunition manufacturing, distribution, and sales in the commercial market • The partnership leverages two distinct brands and substantial marketing resources to amplify the True Velocity name and advance the future of ammunition to the forefront of the commercial market • True Velocity’s retail plan redefines the customer experience with highly collaborative, engaging customer interfaces, including strategic point - of - purchase displays and technologically advanced marketing techniques • Initial companywide order will place and amplify True Velocity products in 127 Bass Pro locations this quarter • Establishment of Bass Pro/True Velocity ammunition subscription service leverages Bass Pro’s significant customer database o Initial goal is to establish a subscription base of 250 , 000 annual subscribers within 24 months o At an average monthly purchase of one 20 - count box of ammunition per subscriber, expected annual sell - through after achieving this level is ~ 60 M rounds o At an estimated average retail price per round of $ 2 . 00 , this equates to $ 120 M in revenue derived from the subscription program alone • Currently, 5 . 56 x 45 mm and . 223 Remington account for ~ 54 % of centerfire rifle ammunition sales at Bass Pro, with . 308 Winchester and 6 . 5 Creedmoor accounting for an additional 9 . 6 % and 4 . 5% , respectively • True Velocity expects to have introduced additional SKUs for multiple calibers during 2023 , addressing much of the customer’s centerfire rifle ammunition market • The Company’s intent is to expand the strategic partnership over the next 5 - 10 years to streamline manufacture and distribution of strategic ammunition components such as primers and projectiles

Š TV AMMO, INC. INNOVATION REIMAGINED. SECTION II Company & Operational Overview

14 COMPANY & OPERATIONAL OVERVIEW

TRUEVELOCITY™

World Class Leadership Team with Significant Domain Expertise

True Velocity is led by a deep bench of tenured industry leaders with a strategic vision to drive growth and profitability over the decades through an ever-evolving landscape

Name And Position		Industry Experience	True Velocity Background And Prior Experience
Kevin Boscamp *Founder, Chairman & Co-Chief Executive Officer*		**~25 Years**	• Kevin is responsible for evaluating strategic funding opportunities, implementing new initiatives, and negotiating key customer contracts • Co-founder of GRP Energy Capital Partners and EVP of Noble Royalties, where he was responsible for raising & funding >$750M
Chris Tedford *Co-Chief Executive Officer & Board Member*		**~30 Years**	• Chris leads all aspects of operational oversight including defense and international customer contracts and new production technologies • Previously was Owner and President at Automatic Products Corp. and sits on the Board of the Ammunition Manufacturers Institute
Craig Etchegoyen *President, Chief IP Officer & Board Member*		**~25 Years**	• Craig has over 25 years of experience in the field of intellectual property, providing expertise in strategy, licensing, and litigation • Co-founder of Uniloc U.S.A. serving as the President & CEO and WSOU Investments, which acquired >10,000 patents from Nokia
Jeff Cutshall *Chief Financial Officer*		**~20 Years**	• Jeff brings integral knowledge of manufacturing, defense, government contracting & procurement, and corporate finance to True Velocity • Prior experience as a premier member of Trafelet Delta Funds, equity portfolio manager at UBS, and Analyst at Blackrock
Tom Weichel *Chief Operating Officer*		**~30 Years**	• Tom has over 30 years of domestic and international semiconductor experience in manufacturing and engineering • He has held a wide range of roles spanning all aspects of a product cycle, most recently as VP of Operations for Texas Instruments, Inc. overseeing 10 manufacturing locations, 4,000 employees, and an annual budget exceeding $2 billion
Kevin Sims *EVP Sales & Business Development*		**~15 Years**	• Kevin has an extensive global background in commercial and defense sales, marketing, program management, and government contracting • Prior experience with General Dynamics companies managing Strategic Business Units with sales exceeding $1 billion annually across both defense and commercial Armaments and Munitions portfolios

TV AMMO, INC.

15 TV AMMO, INC. Company Organization and Employee Base True Velocity’s management team is comprised of industry professionals with decades of relevant experience in their respectiv e fields COMPANY & OPERATIONAL OVERVIEW • True Velocity maintains a well - trained, non - union workforce of approximately 110 full - time employees • The Company leverages a matrix organizational structure to ensure best practices are implemented across the organization • Strong senior leadership team with an experienced, proven bench of operations, finance, sales, IT, and compliance professionals Other senior team members not included : Executive VP of HR, Director of Marketing, Director of Consumer Experience, EVP Business Development, Company Organizational Chart Compliance Officer & General Counsel Senior EVP of Sales & Business Development EVP of Corporate Communications Tom Weichel Chief Operating Officer Craig Etchegoyen President & Chief IP Officer Chief Financial Officer Function Count Function Count Accounting 5 Production 21 Administrative 13 Purchasing / Warehouse / Fulfillment 8 Engineering / Tool Room 18 Quality / Testing 11 ERP / Facilities 4 Research & Development 15 IT 5 Sales & Marketing 10 Total 110 Full - Time Employee Summary Director of Marketing and Brand Strategy Kevin Boscamp Chairman & CEO Chris Tedford Co - CEO EVP of Research & Advanced Concepts EVP of Human Resources

16 COMPANY & OPERATIONAL OVERVIEW

TRUEVELOCITY™

Company Timeline

True Velocity's comprehensive approach to research and development, patent portfolio creation, and thoughtful development of a strategic business plan, while displaying the ability to raise capital, have positioned the Company well for rapid near-term growth

2012 – Present

2012
True Velocity, Inc. established

2014
Initial R&D and feasibility completed

2015
True Velocity Ammunition, LLC established

2017
Opening of Garland, TX manufacturing facility



2017
Development of 6.8 cartridge as part of NGSAR(1) development contract

2017
IP Portfolio exceeds 100 patents (issued and pending)

2018
Guns & Ammo magazine issue "Is Brass Obsolete?" highlights True Velocity


GUNS&AMMO
IS BRASS OBSOLETE?

2018
First production line installed



2020
Issued patents exceeds 100

2020
PT1 delivery to U.S. Army for NGSW(2) program, ~185,000 rounds

2021
PT2 delivery to U.S. Army for NGSW program, ~670,000 rounds

2021
Awarded Guns & Ammo "Innovation of the Year" award



2021
Launched direct-to-consumer boxes of ammunition



2022
Awarded Ballistic Magazine "Top Ammo Breakthrough" for 6.8 TVC(3)

2022
6.8 TVC first composite-cased cartridge accepted for SAAMI(4) certification

Financing History

2015
$1 million equipment loan secured

2016 – 2017
Term loan and line of credit totaling $18.5 million

2018 – 2021
~$40 million invested from Tactical Defense Solutions

2021 - 2022

Mar. 2021 – Jan. 2022
~$47 million of debt and convertible debt financing acquired

July 2021 – Sep. 2022
~$37 million of Series A equity capital raised

Sep. 2022
~$900 thousand of Series B equity capital raised

2022 To Date
~$21.3 million of True Velocity equity raised, totaling ~$150+ million of total capital raised to date

(1) NGSAR: Next Generation Squad Automatic Rifles
(2) NGSW: Next Generation Squad Weapons
(3) TVC: True Velocity Composite
(4) SAAMI: Sporting Arms and Ammunition Manufacturers' Institute

TV AMMO, INC.

17 TV AMMO, INC. Centralized Resin Delivery System Automated Injection Molding Press Integrated Process Control Automated Assembly and Load/Assemble/Pack Advanced Batch Validation & Product Testing Automated Packaging Just - in - Time Delivery x Automation x Repeatability x Quality Innovative, Technology - Driven Manufacturing Process True Velocity leverages strategic relationships with technology partners to design, configure, and operate state - of - the - art automation cells that embed reliable and repeatable quality into a proprietary manufacturing process COMPANY & OPERATIONAL OVERVIEW

18 COMPANY & OPERATIONAL OVERVIEW

TRUEVELOCITY

Highly-Automated State-of-the-Art Infrastructure

True Velocity continually strives to optimize all operations through its focus on implementing best-in-class production equipment and information technology

- Prior to product commercialization, True Velocity focused on developing its trade secrets portfolio associated with its production infrastructure to develop a proprietary manufacturing system focused on repeatability and quality control
- These initiatives have contributed significantly to the Company's differentiation and competitive advantage, proof of concept, and supported continuous improvement in all stages of the development and production process
- The Company's quality management system is registered to the ISO9001 standard with 27 SOP's and 168 Work Instructions

Select Competencies

- **Inline Statistical Process Control**
- **Programmatic Approach to Continued Operating Cost Reduction**
- **Enables In-Theater Production/ Distributive Manufacturing**
- **Rapid Implementation and Scalability – Cells Operational in 8-12 Months**
- **Caliber Transition in One Shift**
- **Reduced EPA Recordable Waste Streams**
- **Enhanced Safety Protocols Over Industry Standards**

Green-fielded Facility Equipped with State-of-the-Art Machinery

Equipment and IT Summary

✓ Proprietary Process Utilizing Commercially Available Parts
✓ Flexible Manufacturing Cells
✓ Critical KPIs Established
✓ Real-Time Process Control Materially Increases Yield
✓ In-House Cloud Data Storage
✓ Full Inventory Traceability
✓ MRP-Controlled Materials Ordering
✓ Automated Preventative and Predictive Maintenance
✓ Just-in-Time Production
✓ Existing Footprint to Support Future Growth



State of the Art Inspection



Automated Material Handling

TV AMMO, INC.

19 COMPANY & OPERATIONAL OVERVIEW

Revolutionary Products with Unparalleled Performance

The Company has identified ~30 attributes that distinctly differentiate its composite rounds and manufacturing processes when compared to traditional brass ammunition


308

308



Representative Advantages with True Velocity's Products

- ✓ **30% lighter weight saves money** on logistics and **adds range and firepower** to tactical or strategic deployments
- ✓ **Enhanced accuracy and consistent performance** generated by **higher concentricity and tighter case dimensions**
- ✓ Material reduction in heat transfer **reduces stress on weapon**
- ✓ Compatible with **currently deployed weapons**
- ✓ Magnetic base **saves retrieval time** during training and **reduces exposure to heavy metals**
- ✓ More efficient powder burn **improves ballistic efficiency** and **minimizes muzzle flash**
- ✓ **Significantly reduced production footprint** that can be replicated globally
- ✓ **Manufacturing process and IP are scalable** up to medium- and large-caliber munitions and down to pistol ammunition
- ✓ **On-demand production** and **just-in-time distribution** is a reality

TV AMMO, INC.

20 TV AMMO, INC. Product Overview True Velocity believes it is strongly positioned to be the ammunition supplier of choice for many firearm companies due to it s expertise in reducing weight, heat - transfer, and providing increased accuracy critical for military applications and recreationa l competitions COMPANY & OPERATIONAL OVERVIEW 5.56 NATO Entry to Service: Q2 2023 6.5 Creedmoor Entry to Service: Q1 2024 6.8 TVC/M Entry to Service: Q1 2023 .308 WIN Entry to Service: Current 7.62 NATO Entry to Service: Q3 2023 .338 Norma Mag Entry to Service: Q1 2025 .50 BMG Entry to Service: Q3 2023 .223 Remington Serviced by 5.56 NATO Entry to Service: Q2 2023

21 COMPANY & OPERATIONAL OVERVIEW

Proprietary Technology Supported by a Substantial IP Portfolio

A substantial IP portfolio which we estimate to be worth multiple times invested capital strategically positions True Velocity to become a leading disruptor in the global ammunition manufacturing market and facilitates global licensing opportunities

Casing / Cartridge

- Intellectual property related to the Company's proprietary polymer cartridge
- The composition, dimensions, and assembly of these cartridges all contribute to superior performance over traditional brass cartridges
- IP in this bucket is generally entirely established and ready for commercialization

282
Total Patents

Projectile

- Intellectual property related to the metal projectiles within the polymer cartridges
- Key IP related to the joining of metal and polymer materials along with their ability to function together
- IP in this bucket is generally entirely established and ready for commercialization

15
Total Patents

Manufacturing Process

- Intellectual property related to the infrastructure and manufacturing process
- Novel manufacturing steps drawing inspiration from best-in-class practices inherited from other industries
- Significant trade secrets surrounding manufacturing process, with additional patent filing and IP evolution as the next step in this bucket

40+
Total Trade Secrets

Weapons / Small Arms

- Intellectual property related to initial development of weapons
- The Company's weapons are expected to be used by the military as they are expected to benefit significantly from the Company's proprietary ammunition
- This bucket is early in the IP lifecycle, with the Company focused initially on commercializing ammunition

6
Total Patents

True Velocity is a first-mover in the space already possessing a significant amount of defendable IP, creating a barrier to entry but also a path to licensure of technology, positioning the Company for accelerated market share gains

TV AMMO, INC.

22 COMPANY & OPERATIONAL OVERVIEW

TRUEVELOCITY™

Sales and Marketing Overview

True Velocity's sales and business development strategy is based on its innovative manufacturing and customer service

- Experienced team spearheads the Company's sales and business development efforts and oversees marketing specialists and program managers
- True Velocity's strategy to gain market share and establish reliable revenue streams is encapsulated through six distinct verticals, as indicated below

Sales and Business Development Opportunities

- ✓ **Domestic Commercial**
- ✓ **Domestic Defense**
- ✓ **Exportable Manufacturing Cells**
- ✓ **Global Law Enforcement**
- ✓ **International Defense**
- ✓ **Licensing**

Key Sales Team Accomplishments

- **Leading Industry Know-how with an Average Tenure of Over 30 Years**
- **Successful Penetration into Multiple North American Wholesale and Retail Distribution Channels**
- **Secured Product Adoption with Key Commercial and Defense Industry Customers**
- **Organically Grew Brand Awareness through Strategic Partnerships**


TRUEVELOCITY
3




GUNS&AMMO
SUB-HALF-INCH


GUNS&AMMO
NGSW-R


GUNS&AMMO
IS BRASS OBSOLETE?
.45 ALIVE!

TV AMMO, INC.

Š TV AMMO, INC. INNOVATION REIMAGINED. SECTION III Market Opportunity & Industry Perspective

24 MARKET OPPORTUNITY & INDUSTRY PERSPECTIVE

TRUEVELOCITY™

The Opportunity for True Velocity

With over ~$150 million of capital invested since inception, True Velocity has established a foundation for long-term success

- True Velocity is beyond proof-of-concept with product for sale in commercial and military markets
- With ample opportunities in the civilian and defense markets, with additional opportunities to sell or license production cells, True Velocity believes it is poised to generate annual revenue in excess of $800 million within the next four years

Civilian Market

- True Velocity has entered into a significant contract with Bass Pro to deliver the company's revolutionary ammunition cartridges to the civilian market
- Bass Pro will sell True Velocity products to the commercial market across 127 stores utilizing unique, amplified stand-alone retail displays
- Subscription service launch in Q4 2022 is expected to drive further market penetration
- Leveraging weapon system OEM's through chamber license to proliferate proprietary designs

$6+ Billion
Anticipated Market Size

Government / Defense Market

- True Velocity believes it is extremely well positioned to deploy its technology within the global defense industry
- The Company received full safety release for its 6.8 TVC/M cartridge and RM277 weapon system
- Currently working a joint development program with FN America, LLC. on 6.8 TVC/M conversion kit applicable to all M240 machine guns worldwide (~1mm weapons)
- True Velocity is engaged with various foreign governments regarding lightweight ammunition and weapon systems sales

$18+ Billion
Anticipated Market Size

Production Cells

- True Velocity believes that demand exists not only for its end products but also the proprietary manufacturing lines themselves
- True Velocity's production lines and technology are modular, highly scalable, and support foreign and domestic industrial modernization requirements
- The Company expects high demand for its production equipment and anticipates initial orders for cells in 2024/2025
- True Velocity anticipates revenue generation beginning in 2025 from the sale of production cells and the licensing of technology
- Mature conversations are underway with multiple nations

Significant Global Opportunity
With All Allied Nations

Growth Capital to Go Directly Into Increasing Production Capacity

TV AMMO, INC.

25 MARKET OPPORTUNITY & INDUSTRY PERSPECTIVE

TRUEVELOCITY™

Considerable and Undersupplied Global Defense and Civilian Markets

The global addressable market for True Velocity's ammunition is estimated to be $24+ billion, representing significant growth opportunities in a historically trailing-edge landscape poised for disruption

Industry Dynamics and Opportunities

Small and Medium Caliber Defense

- **Market Size: ~$18 billion**
- Geopolitical conflicts, supply shortages, and economic and social disruptions offer favorable dynamics for the global ammunition market
- Existing and emerging ammunition requirements focus on lightweight solution and modernized production
- Programs such as the USSOCOM LMG-M and MRGG-A/S provide opportunities for True Velocity to gain market share

Civilian & Commercial

- **Market size: ~$6 billion**
- New firearm owners are more enthusiastic and committed with ~80% of owners stating they are likely to purchase another firearm within the next 12 months[(2)]
- Organizations such as U.S.A Shooting, 4-H Shooting Sports, and Civilian Marksmanship Programs are continuously training younger demographics for recreational competitions

Key Industry Drivers

Small and Medium Caliber Defense:

- ✓ Increasing geopolitical tensions
- ✓ Military modernization programs
- ✓ Increasing spend by NATO members – $1.1B total spend among top NATO members in 2021[(1)]
- ✓ Upsurge in terrorist attacks
- ✓ Supply constraints on strategic raw materials such as copper

Civilian & Commercial:

- ✓ Increased use of guns for personal safety — ~16 million new firearm owners in the U.S. since the pandemic
- ✓ Shooting sports and recreational activities
- ✓ Civil and political unrest
- ✓ Evolving firearm-owner demographics – Retailers reported a 49% increase in firearms purchasing among Hispanic Americans, 43% among Asian Americans, and a 58% increase among African Americans over 2019 levels[(2)]
- ✓ Number of female hunters increased 44% from 2007 to 2017[(3)]

(1) Includes the U.S., U.K., Germany, France, Italy, Canada, Spain, Netherlands, Poland
(2) Sporting Products New Firearm Buyer Survey, April 2022
(3) National Shooting Sports Foundation

TV AMMO, INC.

26 TV AMMO, INC. MARKET OPPORTUNITY & INDUSTRY PERSPECTIVE Opportunity Product Line Expected Revenue Pipeline (Annual Opportunity) Expected Long - Term Annual Addressable Market 6.8 TVC/M Commercial Release Bass Pro Release to Coincide with OEM Weapon Releases $84M+ $1B M240 SB 6.8 TVC/M Conversion International 6.8 TVC/M Conversion Kit and Supporting Ammunition $63M+ $3B .338 LMMG International LMMG and Lightweight .338 TVC/M $30M+ $35B RM277 and AR Variants International RM 277 R / AR and Supporting 6.8 TVC/M Ammunition $32M+ $135M NATO Variant Release 5.56, 7.62 and .50 Cal 5.56, 7.62 and .50Cal $300M+ $1B Global Manufacturing Cell Industrial Base Modernization & Support Manufacturing Cells + Licensing / Royalties $100M+ $300M+ Ammunition Subscription Service (Direct to Consumer) All Calibers 5k Monthly Subscribers @ 250k Total $150M+ $250M+ Upcoming Projects Prospective Sales Pipeline as of September 30, 2022 Actionable Near - and Medium - Term Pipeline Beyond the pending Bass Pro contract, True Velocity management has identified a pipeline of potentially impactful opportuniti es for additional product lines, market applications, and manufacturing processes 6 . 8 TVC/M Commercial Release • 6 . 8 TVC/M will be ready for commercial release at year end • 9 OEMS have signed licensing agreements with over 40 additional gun manufactures interested post 6 . 8 release 5 . 56 / 7 . 62 / . 50 Cal (International) • Over 15 countries currently awaiting release of ammo to initiate test and evaluation events M 240 6 . 8 TVC/M SB (International) • Over 90 countries worldwide employ M 240 / MAG 58 Machine gun with 1 mm+ in service worldwide • 5 - 10 k rounds per weapon consumption annually + War Reserve Estimate . 338 LMMG (International) • Pursuing various requirement - driven opportunities in the UK, Australia, Netherlands, Israel, Canada and MENA regional players • Adoption of system will afford multiple . 338 TVC/M Lightweight Munition Op’s ( 5 - 10 k rounds annually + War Reserve Estimate) RM 277 R and AR Variants (International) • Requests for RM 277 test and evaluation : Australia, UK, Saudi, UAE, Qatar • Adoption of system in include 6 . 8 TVC/M ammunition purchasing ( 1 - 3 k rounds annually training + War Reserve Estimate)

27 MARKET OPPORTUNITY & INDUSTRY PERSPECTIVE

TRUEVELOCITY™

U.S. Department of Defense Strategic Initiatives

The LoneStar Future Weapons ("LSFW") acquisition by True Velocity provided critical intellectual property and trade secrets, all of which are integral to its go-forward new product development strategy and penetration into high-revenue-visibility defense markets

Program Strategic Initiatives

Signed 6.8TVC chamber license programs with 9 weapons manufacturers – Approximately 40 interested in program following 6.8TVC Market Availability

Introducing Lightweight .50 Caliber Ammunition to DOD and Federal Special Operations Units – High demand (+10M annual potential)

Joint Development and Qualification Program Working with FN America on a 6.8 TVC Conversion Kit for the M240 Machine Gun – FN allocating ~$1M for project

Pursuing M134 Mini-Gun 6.8TVC/M Conversion kit in support of various US Special Operations Forces – Expect testing completion within the year

Acquired all IP associated with the .338NM Lightweight Medium Machine Gun from General Dynamics – Began development in 2010

Pursuing USSOCOM's Lightweight Machine Gun – Medium USMC and US Army closely monitoring program to inform service wide medium machine gun replacement programs

Technical Capabilities Overview



6.8 TVC Licensing
- Cross over potential from commercial variants to military variants (medium range gas guns and sniper rifles)



.50 Cal Lightweight
- Demand for Lightweight .50 Cal in support of hundreds of in-service rotary wing aircrafts across DOD and various federal agencies
- Adoption across SOF aviation units will not require full mil spec testing, while funding is immediately available within multiple organizations



M240 SB / MAG 58 / M134 Mini-Gun 6.8 TVC/M
- M240 is the primary medium machine for all service branches
- M134 Mini-Gun widely proliferated world-wide
- 6.8TVC/M increases range and lethality exponentially over 7.62



.338N LMMG
- Over $10M in IRAD spent over last 10 years
- Production ready lightweight / low recoil weapon with superior reliability, range and lethality



LMG-M USSOCOM
- Currently funded program of record
- Mature system with an existing US Army Safety Release

6.8 TVC/M Switch Barrel Adoption Represents an expected $1B Opportunity

TV AMMO, INC.

28 TV AMMO, INC. Source : Markets & Markets, IBIS World Global Ammunition Market Overview Favorable industry dynamics for global ammunition manufacturing highlighted by rising civilian demand and increases in global defense spending position the Company for growth MARKET OPPORTUNITY & INDUSTRY PERSPECTIVE Global Ammunition Market Overview Global Small & Medium Caliber Ammunition Segmentation • The global ammunition market surpassed $ 24 . 3 billion in 2021 and is expected to grow to $ 29 . 1 billion by 2026 , experiencing a 3 . 7 % CAGR driven by two primary factors : o Geopolitical conflicts resulting in live ammunition training routines o Traditional ammunition isn’t meeting demand requirements – supply shortages and supply chain disruptions are common • Rising incidences of armed intranational and international conflicts have driven several countries to enhance their military programs through the procurement of advanced ammunition • Economic and social disruption due to the pandemic, paired with potential stricter gun - control laws has led to unprecedented, inelastic growing demand for ammunition in the civilian market $24.3 $29.1 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 2021A 2026P 3.7% CAGR 43.6% 29.0% 8.9% 6.5% 5.1% 4.7% 2.2% Military Medium Caliber Sporting Hunting Self-Defense National Defense Others 9.7% 7.4% 7.2% 6.3% 4.5% 64.9% General Dynamics Corporation BAE Systems Plc Vista Outdoor Inc. Olin Corporation Northrop Grumman Corp Others Fragmented Gun & Ammunition Manufacturing Industry Global Ammunition Market Size ($ in billions) Total market share 2020 August 2022

29 TV AMMO, INC. Competitive Landscape True Velocity plans to leverage end - to - end manufacturing, engineering capabilities, and next - generation technology to become the industry - leading ammunition supplier MARKET OPPORTUNITY & INDUSTRY PERSPECTIVE Competitive Landscape True Velocity Differentiating Factors Light - weight polymer material enables efficiency and increases load capacity Reduction in heat transfer leads to increased accuracy and weapon lifespan State - of - the - art automated, in - house manufacturing capabilities Customization and quality control processes generate consistent end - product Unique and proprietary product yet fully compatible with all existing U.S. weapons systems Extensive IP portfolio of over 300 patents and trademarks and seek to license or private label with all manufacturers

Š TV AMMO, INC. INNOVATION REIMAGINED. SECTION IV Financial Summary & Transaction Overview

31 TV AMMO, INC. Attractive Financial Trajectory True Velocity’s highly engineered manufacturing capabilities, paired with strong recurring revenue streams stemming from the consumable nature of ammunition, results in a strong growth trajectory with significant profitability potential FINANCIAL SUMMARY & TRANSACTION OVERVIEW • New capital will be used to drive capacity expansion in order to meet growing civilian and governmental demand. True Velocity ’s highly automated production capabilities and flexibility in scale - up of production is expected to result in positive EBITDA and FCF gen eration Anticipated Capital Expenditures ($m) $23.0 $31.2 $24.3 $15.2 2023P 2024P 2025P 2026P Capital Expenditures Anticipated Production Capacity 28 136 200 226 0 50 100 150 200 250 0 10 20 30 40 50 60 70 80 90 2023P 2024P 2025P 2026P Cumulative # of Production Machines Cumulative # of Production Machines Round Volume (milllion rounds) (1) Please see disclaimer language regarding forward - looking statements beginning on slide 3 .

32 TV AMMO, INC. Transaction Overview FINANCIAL SUMMARY & TRANSACTION OVERVIEW Transaction Summary Pro Forma Ownership 2 Illustrative Sources and Uses Illustrative Pro Forma Valuation • TV Ammo, Inc . to combine with Breeze Holdings to become publicly traded, NASDAQ - listed company o Pro forma enterprise value of $ 1 . 212 billion ▪ 15 % of value subject to earnout milestones 1 o Existing True Velocity equity holders to roll 100 % of their equity along with partial debt to equity conversion • Anticipated $ 100 m in new capital (excluding SPAC trust) via mix of debt and equity • Proceeds to be used to paydown existing debt, increase manufacturing capacity and drive expansion into new markets 90.6% 1.8% 2.5% 5.0% Sources ($m) Seller Rollover Equity $1,122.7 90.5% New Capital $100.0 8.1% Cash from SPAC Trust $17.7 1.4% Total Sources $1,240.5 100.0% Uses ($m) Seller Rollover Equity $1,122.7 90.5% Debt Paydown $15.9 1.3% Cash to Balance Sheet $76.8 6.2% Estimated Transaction Costs $25.0 2.0% Total Uses $1,240.5 100.0% Pro Forma Shares Outstanding 124 Share Price $10 Pro Forma Equity Value $1,239 Less: Cash $77 Plus: Debt $50 Pro Forma Enterprise Value $1,212 Amounts in millions (1) Accounting for redemptions at SPAC extension vote that took place on September 13 , 2022 . (2) 15 % of this value is subject to earnout milestones : tranche 1 ( 7 . 5 % of shares) earned if stock trades at or above $ 12 . 50 for 20 out of 30 trading days and tranche 2 ( 7 . 5 % of shares) earned if stock trades at or above $ 15 for 20 out of 30 trading days . In the event tranche 2 is triggered first, then tranche 1 will be adjusted from $ 12 . 50 to $ 13 . 50 . Both tranches subject to 3 - year expiration period .

Š TV AMMO, INC. INNOVATION REIMAGINED. SECTION V Appendix

34 APPENDIX

Key Risk Factors

The risks presented below are some of the general risks to the business and operations of Breeze and True Velocity following completion of the Business Combination. You should carry out your own diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in any offering before making an investment decision. Risks rating to the business of Breeze and True Velocity will be more fully disclosed in future documents filed or furnished with the SEC. The risks presented in such filings will be consistent with those that would be required for a public company in SEC filings and may differ significantly from and be more extensive than those presented below. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to the business financial condition and prospectus of Breeze and True Velocity following the completion of the Business Combination. True Velocity may face additional risks and uncertainties that are not presently known to it, or that it currently deems immaterial, which may also impair True Velocity business or financial condition.

RISKS RELATED TO TV AMMO, INC. AND THE INDUSTRY

- True Velocity's limited operating history makes it difficult to evaluate its future prospect sand the risks and challenges it may encounter.
- We are generating an initial small volume of sales but are not currently operating profitably.
- True Velocity may not be able to manage its potential growth effectively which would result in a material adverse effect on its business, results of operations and financial condition.
- The success of True Velocity will depend in large part upon the skill and expertise of certain key personnel.
- Our business will continue to require substantial expenditures before profits, if any, are realized.
- Any infringement on the Company's critical technology could significantly reduce the Company's value.
- True Velocity may be subject to intellectual property infringement claims, which could cause it to incur litigation costs and divert management attention from its business.
- Breaches to our information systems could adversely affect our reputation, disrupt operations, and result in increased costs and loss sales.
- True Velocity's Texas manufacturing facility is critical to its success, as it currently produces all of its products at this facility. The facility also houses True Velocity's principal research, development, engineering, and design functions.
- We face competition from other manufacturers and designers of polymer-cased ammunition and one or more of our competitors could offer products or services similar to those offered by True Velocity at significantly lower prices.
- True Velocity faces potential competition from larger providers, many of which may be larger, more financially stable and better capitalized than True Velocity.
- True Velocity's growth relies on market acceptance with no assurance there will be broad market acceptance of the True Velocity's product offerings.
- True Velocity faces intense competition in the consumer, defense and law enforcement markets that could result in True Velocity losing or failing to gain market share and suffering reduced sales.
- We are exposed to risks related to geopolitical and economic factors, laws and regulations and our international business subjects us to numerous political and economic factors, legal requirements, cross-cultural considerations and other risks associated with doing business globally.
- True Velocity may fail to realize the anticipated benefits of the proposed transaction, or those benefits may take longer than anticipated to be realized.
- The parties may fail to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the definitive merger agreement by the stockholders of Breeze or True Velocity, the satisfaction of the minimum cash amount following redemptions by the public stockholders of Breeze, the receipt of any required governmental or regulatory approvals or the failure to meet the Nasdaq listing standards in connection with the closing of the proposed transaction;

TV AMMO, INC.

35 APPENDIX

Key Risk Factors

INDUSTRY AND MARKET RISKS

- Any changes in government policies and firearms/ammunition legislation could adversely affect True Velocity's financial results.
- Terrorism, war, storms, weather, pandemics and acts of God and other acts beyond True Velocity's control may adversely affect its operations.
- True Velocity's performance is influenced by a variety of economic, social, and political factors.
- Failure to comply with applicable laws and changing legal and regulatory requirements could harm our business and financial results.
- We may not be able to produce its munitions in a cost-effective manner.
- Shortages of components and materials may delay or reduce sales and increase costs, thereby harming the results of True Velocity's operations.
- True Velocity relies on third-party suppliers for most of its manufacturing equipment.
- The products manufactured and sold by True Velocity create exposure to potential product liability, warranty liability, or personal injury claims and litigation.
- We are subject to extensive regulations and could incur fines, penalties and other costs and liabilities under such requirements.
- True Velocity is subject to significant government regulation including the rules and regulations of the Bureau of Alcohol, Tobacco, Firearms and Explosives ("ATF").

RISKS RELATED TO BREEZE AND THE BUSINESS COMBINATION

- Breeze has no operating or financial history and its results of operations and those of the combined company may differ significantly from the unaudited pro forma financial data included in this proxy statement.
- Breeze may not be able to complete its initial business combination prior to March 26, 2023, in which case Breeze would cease all operations except for the purpose of winding up and Breeze would redeem its public shares and liquidate, in which case Breeze's public stockholders may only receive their pro rata portion of the funds held in its trust account, and its warrants and rights will expire worthless.
- The ability of Breeze's public stockholders to exercise redemption rights with respect to a large number of shares of Breeze Common Stock could increase the probability that the Business Combination will be unsuccessful and that Breeze's stockholders will have to wait for liquidation in order to redeem their Breeze Common Stock.
- If a stockholder fails to receive notice of Breeze's offer to redeem its Breeze Common Stock in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
- If the Business Combination is completed, Breeze securityholders will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.
- The Sponsor and Breeze's directors, officers, advisors or their affiliates may elect to purchase shares from Public Stockholders, which may influence a vote on a proposed business combination and reduce the public "float" of Breeze Common Stock.
- If a stockholder or a "group" of stockholders are deemed to hold in excess of 15% of Breeze Common Stock, such stockholder or group will lose the ability to redeem all such shares in excess of 15% of Breeze Common Stock.

TV AMMO, INC.

36 APPENDIX

Key Risk Factors

RISKS RELATED TO BREEZE AND THE BUSINESS COMBINATION (cont.)

- If, before distributing the proceeds in the Trust Account to the Public Stockholders, Breeze files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against Breeze that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Breeze's stockholders and the per-share amount that would otherwise be received by Breeze's stockholders in connection with Breeze's liquidation may be reduced.
- Breeze's stockholders may be held liable for claims by third parties against Breeze to the extent of distributions received by them upon redemption of their shares.
- Breeze's stockholders cannot be sure of the market value of the Breeze's stock to be issued upon completion of the Business Combination.
- Breeze's Sponsor, officers and directors have agreed to vote in favor of the Business Combination, regardless of how the Public Stockholders vote.
- The exercise of discretion by Breeze's directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of Breeze securityholders.
- The Sponsor and Breeze's executive officers and directors have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination Proposal.
- Subsequent to the completion of the Business Combination, Breeze may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on Breeze's financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
- Public stockholders at the time of the Business Combination who purchased their Breeze Units in Breeze's IPO and do not exercise their redemption rights may pursue rescission rights and related claims.
- Breeze's stockholders will have a reduced ownership and voting interest after consummation of the Business Combination and will exercise little influence over management.

TV AMMO, INC.

Š TV AMMO, INC. INNOVATION REIMAGINED.